                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 42                                  Trade Date: 10/28/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 10/31/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is October 29, 2002




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEQ3              $8,794,000.00              5.00%                 10/15/13                 100%

    Interest Payment
       Frequency                                      Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption               (including the redemption price)
    ----------------        -----------------         -----------               --------------------------------
        11/15/02                   Yes                    Yes                              100% 10/15/03
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $8,679,678.00             $114,322.00               $2.25             ABN AMRO Financial
                                                                             Services, Inc.
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